Exhibit 99.1

Broking Division

Combined Financial Report

30 June 2013

Broking Division

Combined Statement of Comprehensive Income1

For the year ended 30 June 2013

	Note	2013
		‘000
Revenue	5	331,129

Employee benefits expense		148,858
Depreciation expense		4,615
Amortisation expense		12,138
Marketing expenses		3,191
Occupancy and office expenses		18,724
Commission expense		20,797
Finance expenses		19,389
Other expenses		31,746

Profit before income tax		71,671

Income tax expense	6	20,524

Profit after income tax		51,147

Net profit for the year		51,147

Other comprehensive income
Items that may be subsequently reclassified to profit and loss
Exchange differences on translation of foreign operations		7,602

Total comprehensive income		58,749

[1]	The Combined Statement of Comprehensive Income comprises the combination of the entities listed at note 1.

The notes are an integral part of these financial statements.

Broking Division

Combined Statement of Financial Position1

As at 30 June 2013

	Note	2013
		‘000
Assets
Current assets
Cash and cash equivalents	7a	297,725
Trade and other receivables	8	570,332
Other current assets		4,090

Total current assets		872,147

Non-current assets
Property, plant and equipment	9	17,785
Identifiable intangible assets	10	58,358
Goodwill	10	491,275
Receivables	8	49,909

Total non-current assets		617,327

Total assets		1,489,474

Liabilities
Current liabilities
Trade and other payables	11	526,581
Borrowings	12	448,383
Current tax liabilities		6,410
Provisions	13	23,883
Other current liabilities		4,830

Total current liabilities		1,010,087

Non-current liabilities
Provisions	13	697
Deferred tax liabilities	6	14,394
Other non-current liabilities		3,274

Total non-current liabilities		18,365

Total liabilities		1,028,452

Net assets		461,022

Equity
Owner’s net investment		385,605
Accumulated other comprehensive income		75,417

Total equity		461,022

[1]	The Combined Statement of Financial Position comprises the combination of the entities listed at note 1.

The notes are an integral part of these financial statements.

Broking Division

Combined Statement of Changes in Equity1

For the year ended 30 June 2013

	Accumulated
	other	Owner’s net investment
	comprehensive		Total equity
	income
	‘000	‘000	‘000
Balance at 1 July 2012	67,815	335,731	403,546
Comprehensive income for the year
Profit for the year	—	51,147	51,147
Other comprehensive income
Exchange differences on translation of foreign operations	7,602	—	7,602

Total comprehensive income for the year	7,602	51,147	58,749

Transactions with owners, recorded directly in equity
Dividends to equity holders	—	(1,273)	(1,273)

Balance at 30 June 2013	75,417	385,605	461,022

[1]	The Combined Statement of Changes in Equity comprises the combination of the entities listed at note 1.

The notes are an integral part of these financial statements.

Broking Division

Combined Statement of Cash Flows1

For the year ended 30 June 2013

	Note	2013
		‘000
Cash flows from operating activities
Cash receipts from customers		308,939
Cash paid to underwriters, suppliers and employees		(213,731)
Interest received		17,472
Net premium funding loan advances		(15,035)
Net premium funding borrowings		4,276
Borrowing costs		(3,672)
Income tax paid		(29,242)

Net cash from operating activities	7b	69,007

Cash flows from investing activities
Purchase of property, plant and equipment and intangibles		(9,754)
Acquisition of businesses, net of cash acquired	7c	(19,857)

Net cash used in investing activities		(29,611)

Cash flows from financing activities
(Repayment of)/proceeds from borrowings		(4,253)
Distributions		(1,273)

Net cash used in financing activities		(5,526)

Net increase in cash and cash equivalents		33,870
Net foreign exchange difference		8,292
Cash and cash equivalents at beginning of period		255,563

Cash and cash equivalents at end of period	7a	297,725

[1]	The Combined Statement of Cash Flows comprises the combination of the entities listed at note 1.

The notes are an integral part of these financial statements.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

1.	General information

The Combined Financial Report comprises the combination of the following entities on 100 per cent terms (together “the Group” or “the Broking Division”):

Crombie Lockwood (NZ) Limited	OAMPS Gault Armstrong Pty Ltd
Monument Finance Limited	OAMPS Insurance Brokers Ltd
Monument Insurance (NZ) Limited	OAMPS Sports Services Pty Limited
Offshore Market Placements Limited	OMP Insurance Brokers Ltd
OAMPS Life Solutions Ltd	Wideland Insurance Brokers Pty Ltd
Australian Taxi Insurance Underwriting Agency Pty Ltd	Hill’s Environmental Limited
Idobent Pty Ltd	ZIB Group Holdings Company Limited
Bakop Pty Ltd	ZIB Holdings Pty Limited
MIB Insurance Brokers Pty Ltd	ZIB Insurance Brokers Holding Limited
Fraser MacAndrew Ryan Limited	ZIB Trust
Gault Armstrong Kemble Pty Ltd	QRL Insurance Finance Agency Pty Ltd
Gault Armstrong SARL (Noumea)	OAMPS (UK) Limited
OAMPS Ltd	OAMPS Special Risks Ltd
Arthur J. Gallagher Broking (NZ) Limited (formerly
Wesfarmers Broking (NZ) Limited)	OHES Environmental Limited
Elantis Premium Funding (NZ) Limited (formerly WI
Premium Funding Limited)	OAMPS Credit Pty Ltd
Elantis Premium Funding Limited (formerly Lumley
Finance (NZ) Limited)	Ronell Pty Ltd
Eskdale Holding Pty Ltd	OAMPS Consulting Pty Ltd

The ultimate parent company of the Group at 30 June 2013 was Wesfarmers Limited (“Wesfarmers”), a listed company on the Australian Securities Exchange (“ASX”). All entities making up the Broking Division were wholly owned by Wesfarmers for the period presented. The Broking Division has not in the past formed a separate legal group. On 16 June 2014, all entities were purchased (the “Purchase Transaction”) by wholly owned subsidiaries of Arthur J. Gallagher & Co (“AJG”), a company listed on the New York Stock Exchange.

This Combined Financial Report was authorised for issue by the Chief Financial and Operating Officer of Arthur J. Gallagher Australia and New Zealand on 29 August 2014.

The Combined Financial Report has been prepared in accordance with the basis of preparation set out below.

Due to the conventions used to prepare the Combined Financial Report as described below, the Combined Financial Report is not identical to consolidated financial statements that would have been prepared had the Broking Division formed a separate legal group in the past and may not necessarily reflect the Broking Division’s results of operations, financial position and cash flows in the future. Further, they do not take into account the consequences of the Purchase Transaction.

The Broking Division is primarily involved in the provision of insurance broker and premium funding services.

2.	Basis of preparation

The Broking Division is not a reporting entity and the Combined Financial Report of the Broking Division for the year ended 30 June 2013 has been drawn up as a general purpose financial report for the purpose of lodgement with the U.S Securities and Exchange Commission (“SEC”) as required under SEC Regulation S-X.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

2.	Basis of preparation (continued)

As required by SEC Regulation S-X, the Combined Financial Report incorporates historical financial information as previously included in the financial statements of Wesfarmers.

IAS 1 Presentation of Financial Statements requires that financial statements be presented with comparative financial information. The Combined Financial Report has been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X. Accordingly, no comparative information is presented.

Except for the omission of comparative financial information as discussed in the preceding paragraph, the Combined Financial Report has been prepared in accordance with International Financial Reporting Standards (“IFRS”) and International Financial Reporting Interpretation Committee (“IFRIC”) Interpretations.

The Combined Financial Report has been prepared on the historical cost basis.

The Combined Financial Report is presented in Australian dollars. All financial information presented in Australian dollars has been rounded to the nearest thousand unless otherwise stated.

(a)	Basis of combination

The Broking Division has not previously been required to prepare standalone consolidated financial statements and hence no such financial information has previously been presented. As required by SEC Regulation S-X, the Combined Financial Report has been prepared by combining the applicable financial information that was prepared for the purposes of the Wesfarmers consolidation. Accordingly, assets and liabilities are reflected at their carrying amounts reported in the consolidated financial statements of Wesfarmers. The only goodwill recognised is any existing goodwill recognised in the consolidated financial statements of Wesfarmers relating to any of the combined entities. Internal transactions within the Broking Division have been eliminated in preparing the Combined Financial Report.

The principal accounting policies of Wesfarmers that have been applied to the Combined Financial Report are described below.

As the Broking Division has not in the past formed a separate legal group, it is not possible to show share capital or an analysis of reserves for the Broking Division. The net assets of the Broking Division are represented by the cumulative investment of Wesfarmers in the Broking Division (shown as “owners’ net investment” and “accumulated other comprehensive income”).

The information on earnings per share for the Broking Division has not been presented, as the companies do not form a statutory group, hence the Broking Division has no historical capital structure.

All cash and other movements in capital amounts, being dividends and other distribution made by the Broking Division companies to Wesfarmers and other Wesfarmers companies have been reflected in the Combined Statement of Cash Flows and in the Combined Statement of Changes in Equity as “Distributions”.

All entities making up the Broking Division have been included in the Combined Financial Report from the date control was obtained by Wesfarmers and as if the acquisition had been performed by the Broking Division and financed by a contribution from Wesfarmers.

For the purpose of preparing the Combined Financial Report no adjustments have been made to administration and other costs recharged by Wesfarmers as a result of existing arrangements within the Wesfarmers Group.

Wesfarmers has historically managed financing needs and cash flow surpluses for the Wesfarmers Group through its financing function and a cash pooling mechanism. For the purposes of the Combined Financial Report, such centrally managed financing and cash pooling has been allocated to the Broking Division and reflected in the Combined Financial Report as cash and cash equivalents or borrowing where appropriate.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

2. Basis of preparation (continued)

(a)	Basis of combination (continued)

The interest income and expense recorded in the Combined Financial Report has been affected by the existing financing arrangement with Wesfarmers and is not necessarily representative of the interest charges that would have been reported had the Broking Division been an independent group.

Tax charges in the Combined Financial Report have been determined based on the tax charges recorded in the financial statements of the individual entities making up the Broking Division. For certain entities these included adjustments made for Wesfarmers tax consolidation purposes. The tax charges recorded in the Combined Financial Report have been affected by the taxation arrangements within Wesfarmers and are not necessarily representative of the tax charges that would have been reported had the Broking Division been an independent group.

(b)	Going Concern

The Broking Division had net current liabilities of $137,940,000 at 30 June 2013. As disclosed in note 12, current liabilities include $448,383,000 of borrowings from Wesfarmers.

On the completion of the Purchase Transaction, the borrowings with Wesfarmers were restructured via a combination of debt repayment and equity injections as disclosed in note 17. As a result, the net current asset position of the Broking Division at the date of completion of the Purchase Transaction was $115,231,000.

On the above basis, the Directors consider the going concern assumption is a valid basis to prepare the combined financial statements.

(c)	Use of estimates and judgements

The preparation of combined financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised and in any future periods affected.

The key estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of certain assets and liabilities within the next annual reporting period are:.

Impairment of assets including goodwill and intangibles with indefinite useful lives

Goodwill and intangibles with indefinite useful lives are tested for impairment at least on an annual basis. This requires an estimation of the recoverable amount of the cash generating units to which the goodwill and intangibles with indefinite useful lives are allocated. The recoverable amounts of the cash generating units have been determined using cash flow projections, as well as other supplementary information, based on an appropriate valuation model which incorporates the Division’s corporate plans covering a five-year period.

A reasonably possible change in the assumptions used in the estimation of recoverable amount would not give rise to a material impairment being recognised.

Estimation of useful lives of assets

Useful lives and residual value of property, plant and equipment are reviewed annually. Judgement is applied in determining the useful lives of property, plant and equipment. These judgements are supported by consultation with internal technical experts. Any reassessment of useful lives and residual value in a particular year will affect depreciation and amortisation expense (either increasing or decreasing) from the date of reassessment through to the end of the reassessed useful life for both the current and future years.

Useful lives of intangible assets with finite lives are reviewed annually. Any reassessment of useful lives in a particular year will affect the amortisation expense (either increasing or decreasing) through to the end of the reassessed useful life for both the current and future years.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

2.	Basis of preparation (continued)

(c)	Use of estimates and judgements (continued)

Long service leave

Management judgement is applied in determining the following key assumptions used in the calculation of long service leave at balance date:

•	future increases in salaries and wages;

•	future on-cost rates; and

•	experience of employee departures and period of service.

Impairment of financial assets including trade receivables

At the end of each reporting period, it is assessed whether there is any objective evidence that an item in the Group’s financial assets might be impaired.

Criteria applied by the Group in stating that there is objective evidence of impairment:

•	issuer’s or debtor’s considerable financial problems;

•	breach of contract terms, such as neglecting payments or payments long overdue; and

•	high probability of bankruptcy or other financial restructuring of debtor.

3.	Significant accounting policies

The accounting policies set out below have been applied consistently in these combined financial statements.

(a)	Acquisitions

Subsequent to 1 July 2009

Business combinations are accounted for using the acquisition method as at the acquisition date, which is the date on which control is achieved. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, all relevant facts and circumstances are considered.

Goodwill is measured at the acquisition date as:

•	The fair value of the consideration transferred; plus

•	The recognised amount of any non-controlling interest in the acquiree; plus if the business combination is achieved in stages, the fair value of the existing equity interest in the acquiree; less

•	The net recognised amount (generally fair value) of the identifiable assets acquired and liabilities assumed.

Costs related to the acquisition, other than those associated with the issue of debt or equity securities that are incurred in connection with a business combination, are expensed as incurred. Any contingent consideration payable is recognised at fair value at the acquisition date. Otherwise subsequent changes to the fair value of the contingent consideration are recognised in the combined statement of comprehensive income.

Prior to 1 July 2009

Business combinations were accounted for using the purchase method.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(b)	Foreign currency

(i)	Foreign currency transactions

Each entity within the Group determines its own functional currency. Transactions in foreign currencies are initially recorded in the functional currency by applying the exchange rates ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the foreign exchange rate at that date.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate as at the date of the initial transaction. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.

Some Group entities have a functional currency of Australian dollars which is consistent with the Group’s presentational currency. For all other Group entities the functional currency has been translated into Australian dollars for presentation purposes. Assets and liabilities are translated using exchange rates prevailing at the balance sheet date; revenues and expenses are translated using average exchange rates prevailing for the financial year; and equity transactions are translated at exchange rates prevailing at the dates of transactions. The resulting difference from translation is recognised in a foreign currency translation reserve. Upon the sale of a subsidiary the foreign currency translation reserve attributable to the parent is recycled to the Statement of Comprehensive Income.

(c)	Financial instruments

(i)	Non-derivative financial assets

Loans and receivables and deposits are initially recognised on the date that they are originated. All other financial assets (including assets designated at fair value through profit or loss) are recognised initially on the trade date at which the Group becomes a party to the contractual provisions of the instrument.

A financial asset is derecognised when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained is recognised as a separate asset or liability.

Financial assets and liabilities are offset and the net amount presented in the combined statement of financial position when, and only when, there is a legal right to offset the amounts and intends to either settle on a net basis or to realise the asset and settle the liability simultaneously.

Non-derivative financial assets comprise loans and receivables and cash and cash equivalents.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognised initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition loans and receivables are measured at amortised cost using the effective interest method, less any impairment losses. The objective is to hold the assets in order to collect the cash specified in the contract and to collect principals and interests on any outstanding loans due as specified in the contract.

Loans and receivables comprise trade and other receivables (see note 8).

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(c)	Financial instruments (continued)

(i)	Non-derivative financial assets (continued)

Cash and cash equivalents

Cash and cash equivalents comprise cash balances and deposits with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to insignificant risk of changes in value. Bank overdrafts that are repayable on demand and form an integral part of cash management are included as a component of cash and cash equivalents for the purposes of the combined statement of cash flows.

(ii)	Non-derivative financial liabilities

Debt securities issued and subordinated liabilities are initially recognised on the date that they are originated. All other financial liabilities are recognised initially on the trade date when the contractual provisions of the instrument apply. A financial liability is derecognised when its contractual obligations are discharged or cancelled or expire. Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, there is both a legal right to offset the amounts and the intention either to settle on a net basis or to realise the asset and settle the liability simultaneously.

Non-derivative financial liabilities comprise loans and borrowings and trade and other payables.

Such financial liabilities are recognised initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition these financial liabilities are measured at amortised cost using the effective interest rate method.

(d)	Property, plant and equipment

(i)	Recognition and measurement

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses.

Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials and direct labour, any other costs directly attributable to bringing the asset to a working condition for its intended use, and the costs of dismantling and removing the items and restoring the site on which they are located. Purchased software that is integral to the functionality of the related equipment is capitalised as part of that equipment.

When parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items (major components) of property, plant and equipment.

Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment and are recognised net within “other expense” in the combined statement of comprehensive income.

(ii)	Subsequent costs

The cost of replacing part of an item of property, plant and equipment is recognised in the carrying amount of the item if it is probable that the future economic benefits embodied within the part will flow to the entity and its cost can be measured reliably. The carrying amount of the replaced part is derecognised. The costs of the day-to-day repairs and maintenance of property, plant and equipment are recognised in the combined statement of comprehensive income as incurred.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(d)	Property, plant and equipment (continued)

(iii)	Depreciation

Depreciation is calculated over the depreciable amount, which is the cost of an asset, or other amount substituted for cost, less its residual value.

Depreciation is recognised on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment. Leased assets are depreciated over the shorter of the lease term and their useful lives.

The estimated useful lives for the current and comparative periods are as follows:

• Computer software and equipment	2-10 years

• Office furniture and equipment	4-10 years

• Leasehold improvements	3-10 years

• Motor Vehicles	4-8 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

(e)	Intangible assets

(i)	Goodwill

Goodwill acquired in a business combination is initially measured as the cost of the business combination being the excess of the consideration transferred over the fair value of the net identifiable assets acquired and liabilities assumed. If this consideration transferred is lower than the fair value of the net identifiable assets of the subsidiary acquired, the difference is recognised in the profit and loss.

Goodwill is subsequently measured at cost less accumulated impairment losses.

(ii)	Other intangible assets

Intangible assets acquired separately or in a business combination are initially measured at cost. The cost of an intangible asset acquired in a business combination is its fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation and any impairment losses.

The useful lives of intangible assets are assessed to be either finite or indefinite.

(iii)	Amortisation

Intangible assets with finite lives are amortised over their useful life and tested for impairment whenever there is any indication that the intangible asset may be impaired.

Amortisation is recognised in the combined statement of comprehensive income on a straight-line basis from the date that they are available for use. The amortisation period and the amortisation method are reviewed at least at each financial year end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for prospectively by changing the amortisation period or method, as appropriate, which is a change in accounting estimate. The estimated useful lives for the current and comparative periods are as follows:

•	Customer relationships 10 years

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(f)	Leased assets

Leases in terms of which substantially all the risks and rewards of ownership are assumed are classified as finance leases. Upon initial recognition the leased asset is measured at an amount equal to the lower of its fair value and the present value of the minimum lease payments. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognised in finance costs in the combined statement of comprehensive income.

Operating lease payments are recognised as an operating expense in the combined statement of comprehensive income on a straight-line basis over the lease term. Operating lease incentives are recognised as a liability when received and subsequently reduced by allocating lease payments between rental expense and reduction of the liability.

(g)	Impairment

(i)	Financial assets (including receivables)

A financial asset not carried at fair value through profit of loss is assessed at each reporting date to determine whether there is any objective evidence that it is impaired. A financial asset is considered to be impaired if objective evidence indicates that one or more events have had a negative effect on the estimated future cash flows of that asset.

An impairment loss in respect of a financial asset measured at amortised cost is calculated as the difference between its carrying amount, and the present value of the estimated future cash flows discounted at the original effective interest rate.

Individually significant financial assets are tested for impairment on an individual basis. The remaining financial assets are assessed collectively in groups that share similar credit risk characteristics.

Losses are recognised in the combined statement of comprehensive income and reflected in an allowance account against receivables.

Interest on the impaired asset continues to be recognised through the unwinding of the discount. When a subsequent event causes the amount of impairment loss to decrease, the decrease in impairment loss is reversed through the combined statement of comprehensive income.

(ii)	Non-financial assets

The carrying amounts of non-financial assets, other than deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists then the asset’s recoverable amount is estimated. For goodwill and intangible assets that have indefinite useful lives or that are not yet available for use, the recoverable amount is estimated each year at the same time.

An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash-generating unit”).

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(g)	Impairment (continued)

(ii)	Non-financial assets (continued)

Subject to an operating segment ceiling test, for the purpose of goodwill impairment testing, CGUs to which goodwill has been allocated are aggregated so that the level at which impairment is tested reflects the lowest level at which goodwill is monitored for internal reporting purposes. Goodwill acquired in a business combination is allocated to groups of CGUs that are expected to benefit from the synergies of the combination.

An impairment loss is recognised if the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment losses are recognised in the combined statement of comprehensive income. Impairment losses recognised in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to the units and then to reduce the carrying amounts of the other assets in the unit (group of units) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognised in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(h)	Employee benefits

(i)	Long-term employee benefits

The net obligation in respect of long-term employee benefits is the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value, and the fair value of any related assets is deducted. The discount rate is the yield at the reporting date on Commonwealth Government bonds that have maturity dates approximating the terms of the obligations and that are denominated in the same currency in which the benefits are expected to be paid. The calculation is performed using the projected unit credit method. Any actuarial gains or losses are recognised in the combined statement of comprehensive income in the period in which they arise.

(ii)	Short-term benefits

Short-term employee benefit obligations such as wages, salaries and annual leave, are measured on an undiscounted basis and are expensed as the related service is provided.

A liability is recognised for the amount expected to be paid under short-term cash bonus or profit-sharing plans if a present legal or constructive obligation exists to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

(iii)	Termination benefits

Termination benefits are recognised as an expense when there is a demonstrable commitment, without realistic possibility of withdrawal, to a formal detailed plan to either terminate employment before the normal retirement date, or to provide termination benefits as a result of an offer made to encourage voluntary redundancy. Termination benefits for voluntary redundancies are recognised as an expense if an offer of voluntary redundancy has been made, it is probable that the offer will be accepted, and the number of acceptances can be estimated reliably.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(h)	Employee benefits (continued)

(iv)	Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution plans are recognised as an employee benefit in the combined statement of comprehensive income in the periods during which services are rendered by employees.

(i)	Provisions

A provision is recognised if, as a result of a past event, a present legal or constructive obligation exists that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognised as a finance cost.

Site restoration

Where an operating property lease contains a requirement to return the premises to the original condition upon exit, a provision to cover the estimated present value of the costs, is recognised, when the obligation becomes probable.

(j)	Revenue

Revenue is recognised and measured when the services is rendered, at the fair value of the consideration received or receivable to the extent that the economic benefits will be realised and the revenue can be reliably measured. When a transaction is conducted in the capacity of an agent rather than as the principal, the revenue recognised is the net amount of commission made. The following specific recognition criteria must also be met before revenue is recognised:

(i)	Commission and brokerage fees

Commission and brokerage fees are recognised at “inception date”. This is the date on which the underlying insurance policy incepts.

(ii)	Premium funding income

Premium funding income, being interest based, is recognised on a time-proportion basis using the effective interest method.

(iii)	Interest

Interest revenue is recognised as interest accrues using the effective interest method.

(iv)	Dividends

Dividend revenue is recognised in the combined statement of comprehensive income on the date that the right to receive payment is established.

(k)	Finance costs

Finance costs comprise interest expense on borrowings, unwinding of the discount on provisions and impairment losses recognised on financial assets (other than trade receivables). Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognised in the combined statement of comprehensive income using the effective interest method.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(l)	Income tax

Tax consolidation

Wholly owned Australian resident entities within the Group were part of Wesfarmers’ tax consolidated group with effect from 1 July 2002. Wesfarmers was the head entity of the tax consolidated group. Members of the group entered into a tax sharing agreement, which provided for the allocation of income tax liabilities between the entities should the head entity default on its tax payment obligations. At the balance date, the possibility of default is considered remote.

Tax effect accounting by members of the tax consolidated group

Current tax, deferred tax liabilities and deferred tax assets arising from temporary differences were allocated to members of the tax consolidated group using a group allocation approach. In this regard temporary differences were measured with reference to the carrying amount of assets and liabilities in the consolidated financial statements of Wesfarmers and the tax values within the tax consolidated group. Any current tax liabilities or assets and unused tax losses of the member entity were assumed by the head entity of the tax consolidated group and were recognised as amounts payable to / (receivable from) the parent entity in accordance with the tax funding arrangement in place. Any difference in these amounts was recognised by the member entity as an equity contribution from or distribution to the head entity.

Tax effect accounting by entities outside the tax consolidated group

Income tax expense comprises current and deferred tax. Current and deferred tax are recognised in the combined statement of comprehensive income except to the extent that it relates to items recognised directly in equity or in other comprehensive income.

Current tax is the expected tax recoverable from or payable to the taxation authorities based on the current period’s taxable income, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognised for the following temporary differences:

•	the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•	differences relating to investments in subsidiaries and associates and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future; and

•	differences arising on the initial recognition of goodwill.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realised simultaneously.

A deferred tax asset is recognised for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilised. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(m)	Goods and services tax

Revenue, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the ATO. In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of the expense.

Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the combined statement of financial position.

Cash flows are included in the combined statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.

Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to the ATO.

(n)	New standards and interpretations

(i)	New and revised Accounting Standards and Interpretations

All new and amended International Accounting Standards and Interpretations, issued by the International Accounting Standards Board (‘the IASB’), mandatory as of 1 July 2012 have been adopted. The adoption of new standards and interpretations has not resulted in a material change to the financial performance or position of the Broking Division.

(ii)	Accounting Standards and Interpretations issued but not yet effective

The following standards, amendments to standards and interpretations have been identified as those which may impact the Broking Division in the period of initial application:

Reference	Title	Application date for Broking Division
IFRS 10	Consolidated Financial Statements	1 July 2013

IFRS 10 establishes a new control model that applies to all entities. It replaces parts of IAS 27 Consolidated and Separate Financial Statements dealing with the accounting for consolidated financial statements.

The new control model broadens the situations when an entity is considered to be controlled by another entity and includes new guidance for applying the model to specific situations, including when acting as a manager may give control, the impact of potential voting rights and when holding less than a majority voting rights may give control.

IFRS 12	Disclosure of Interests in Other Entities	1 July 2013

IFRS 12 includes all disclosures relating to an entity’s interests in subsidiaries, joint arrangements, associates and structured entities. New disclosures have been introduced about the judgments made by management to determine whether control exists, and to require summarised information about joint arrangements, associates, structured entities and subsidiaries with non-controlling interests.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(n)	New standards and interpretations (continued)

(ii)	Accounting Standards and Interpretations issued but not yet effective (continued)

Reference	Title	Application date for Broking Division
IFRS 13	Fair Value Measurement	1 July 2013

IFRS 13 establishes a single source of guidance for determining the fair value of assets and liabilities.

IFRS 13 does not change when an entity is required to use fair value, but rather, provides guidance on how to determine fair value when fair value is required or permitted. Application of this definition may result in different fair values being determined for the relevant assets.

IFRS 13 also expands the disclosure requirements for all assets or liabilities carried at fair value. This includes information about the assumptions made and the qualitative impact of those assumptions on the fair value determined.

IAS 19	Employee Benefits	1 July 2013

(revised)	The revised standard changes the definition of short-term employee benefits. The distinction between short-term and other long-term employee benefits is now based on whether the benefits are expected to be settled wholly within 12 months after the reporting date.

IFRS 9	Financial Instruments	1 July 2018

On 24 July 2014 The IASB issued the final version of IFRS 9 which replaces IAS 39 and includes a logical model for classification and measurement, a single, forward-looking ‘expected loss’ impairment model and a substantially-reformed approach to hedge accounting.

IFRS 9 is effective for annual periods beginning on or after 1 January 2018. However, the Standard is available for early application. The own credit changes can be early applied in isolation without otherwise changing the accounting for financial instruments.

The final version of IFRS 9 introduces a new expected-loss impairment model that will require more timely recognition of expected credit losses. Specifically, the new Standard requires entities to account for expected credit losses from when financial instruments are first recognised and to recognise full lifetime expected losses on a more timely basis.

IFRS 15	Revenue from Contracts with Customers	1 July 2017

The core principle of IFRS 15 is that an entity recognises revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Broking Division has yet to assess the impact of these new standards and interpretations.

4. Changes in Accounting Policies

There have been no changes in accounting policies and all policies have been applied on a consistent basis.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

5.	Revenue and expenses

2013 ‘000
Revenue
Interest	66,502
Commission and fees	254,451
Other revenue	10,176

331,129

Expenses
Superannuation	6,819
Rent expense	10,132

6.	Income tax expense

2013 ‘000
A. Income tax expense
The major components of income tax expense are:
Current income tax
Current income tax charge	25,066
Adjustments in respect of income tax of previous years	(782)
Deferred income tax
Relating to origination and reversal of temporary differences	(3,760)

Income tax expense	20,524

B. Income tax reconciliation
Profit for the year before income tax	71,671
Income tax calculated at the corporate tax rate of 30%	21,501
Tax effect on permanent differences	(195)
Adjustment in respect of current income tax of previous years	(782)

Income tax expense	20,524

2013 ‘000
C. Deferred income tax
Deferred income tax at 30 June relates to the following:
Deferred tax assets/(liabilities)
Employee benefits	3,997
Accrued and other payables	3,126
Accrued income not currently assessable	(5,882)
Intangible assets	(16,371)
Other	736

Net deferred tax liabilities	(14,394)

There are no unrecognised deferred tax liabilities.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

6.	Income tax expense (continued)

Tax effect accounting by members of the tax consolidated group

Members of the tax consolidated group have entered into a tax funding agreement. The group has applied the group allocation approach in determining the appropriate amount of current taxes to allocate to members of the tax consolidated group. The tax funding agreement provides for each member of the tax consolidate group to pay a tax equivalent amount to or from the parent in accordance with their notional current tax liability or current tax asset.

7a.	Cash and cash equivalents

2013 ‘000
Cash at bank and on deposit	99,353
Broking trust accounts	198,372

297,725

The cash held in the broking trust accounts is subject to trust account rules. It is used for the collection and dissemination of client monies to third parties and is not available for the Broking Division to fund general everyday operations. The balance includes undrawn fees and commission.

7b.	Reconciliation of cash flows from operating activities

2013
‘000
Cash flows from operating activities
Profit after tax for the year	51,147
Adjustments for:
Depreciation and amortisation	16,753
Interest on inter-company borrowings	15,717

(Increase)/decrease in assets:
Trade and other receivables	(102,816)
Other assets	(963)
Increase/(decrease) in liabilities:
Trade and other liabilities	96,799
Other liabilities	(5,052)
Provisions	1,864
Premium funding borrowings	4,276
Tax liabilities	(8,718)

Cash generated from operating activities	69,007

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

7c.	Acquisition of subsidiaries

2013 ‘000
Net cash outflow on acquisition of businesses
Cash paid	1,237
Contingent consideration paid in relation of acquisition of businesses in a prior period	18,992

Total cash consideration paid	20,229

Cash acquired	372

Acquisition of businesses, net of cash acquired	19,857

8.	Trade and other receivables

2013 ‘000
Current
Trade receivables	253,824
Allowance for doubtful debts	(1,283)
Other receivables	10,048

262,589

Finance advances	308,296
Allowance for impairment	(553)

570,332

Non - current
Amounts receivable from subsidiaries of Wesfarmers Ltd	49,909

49,909

Trade receivables

Trade receivables are non-interest bearing and are generally settled on 45 day terms. An allowance for impairment losses is made when there is objective evidence that a trade receivable is impaired. Due to the short term nature, the carrying value disclosed is approximately the fair value at balance date.

The following provides further information regarding the aging of trade receivables at balance date:

Neither past due nor impaired	230,626
Past due but not impaired:
- Under three months	10,908
- Three to six months	9,069
- Over six months	3,221

Total trade receivables	253,824

Receivables include amounts due from policyholders in respect of insurances arranged by controlled entities. Insurance brokers have credit terms of 90 days from policy inception to pay funds received from policyholders to insurers. Should policyholders not pay, the insurance policy is cancelled by the insurer and a credit given against the amount due. The Broking Division’s credit risk exposure in relation to these receivables is limited to commissions and fees charged. Commission revenue is recognised after taking into account an allowance for expected revenue losses on policy lapses and cancellations, based on past experience.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

8. Trade and other receivables (continued)

The Broking Division’s assets and liabilities include amounts due from policyholders and amounts due to underwriters from broking activities. Due to the reasons disclosed above, these assets and liabilities have been excluded from the Broking Division’s credit risk analysis.

Other receivables

Other receivables generally arise from transactions outside the usually operating activities of the division and are neither past due nor impaired. Based on credit history, it is expected that these other receivables will be received when due.

Finance advances

Finance advances are non-derivative financial assets with fixed payments that are not quoted in an active market. Finance advances have an average term of 10 months but can be extended to 12 months. Repayments are made monthly in advance in accordance with the terms of the loan contract. The average interest rate on Finance advances was 19.87% per annum for 2013. A risk assessment process is used for new loan applications, which ranges from conducting credit assessments to relying on the assessments of financial risk provided by credit insurers. Due to the short term nature of the loans, the carrying value disclosed approximates their fair value.

Advances are carried at amortised cost less allowance for impairment. Where a loan is believed to be impaired a provision may be made. An allowance for impairment loss is recognised when there is objective evidence that an individual loan or advance is impaired.

Amounts receivable from subsidiaries of Wesfarmers Ltd

The amounts receivable from subsidiaries of Wesfarmers Ltd were non-interest bearing and repayable on demand.

9.	Property, plant & equipment

2013 ‘000
Leasehold improvements
Cost	7,409
Accumulated depreciation and impairment	(3,233)

Net carrying amount	4,176

Net carrying amount at beginning of year	3,410
Additions	1,714
Disposals	(378)
Depreciation expense	(646)
Exchange differences	76

Net carrying amount at end of year	4,176

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

9.	Property, plant & equipment (continued)

2013 ‘000
Plant, vehicle and equipment
Cost	27,007
Accumulated depreciation and impairment	(13,398)

Net carrying amount	13,609

Net carrying amount at beginning of year	10,279
Additions	7,381
Disposals	(498)
Depreciation expense	(3,969)
Exchange differences	416

Net carrying amount at end of year	13,609

Total property, plant and equipment
Cost	34,416
Accumulated depreciation and impairment	(16,631)

Net carrying amount	17,785

10.	Intangible assets and goodwill

	Goodwill ‘000	Customer relationships ‘000	Total ‘000
2013
Cost	491,275	122,738	614,013
Accumulated amortisation	—	(64,380)	(64,380)

Net carrying amount	491,275	58,358	549,633

Net carrying amount at beginning of year	468,029	66,574	534,603
Additions	1,034	249	1,283
Amortisation expense	—	(12,138)	(12,138)
Exchange differences	22,212	3,673	25,885

Net carrying amount at end of year	491,275	58,358	549,633

Goodwill is attributable to the following cash generating units (“CGU”):
Crombie Lockwood CGU	248,930
OAMPS Australia CGU	167,090
OAMPS UK CGU	75,255

Total goodwill	491,275

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

10.	Intangible assets and goodwill (continued)

Impairment

Key assumptions

The recoverable amounts of intangible assets and goodwill have been determined based value in use using discounted cash flow projections. The impairment calculations have been performed to determine whether the carrying value of the intangible assets and goodwill exceeds its estimated recoverable amount. In determining recoverable amounts, where operations are linked each subsidiary is grouped into the one cash generating unit.

The cash flow projections are based on Wesfarmers’ corporate plans and business unit forecasts approved by management. The corporate plans are developed annually with a five-year outlook. For the purposes of the value in use calculation, corporate plans have been adjusted to exclude the costs and benefits of expansion capital and have been prepared on the understanding that actual outcomes may differ from the assumptions used.

Cash flows beyond the five-year period are extrapolated using estimated growth rates, which are based on estimates, taking into consideration historical performance as well as expected long-term operating conditions. Growth rates do not exceed the long-term average growth rate for the business in which the cash generating unit operates.

Discount rates are based on the weighted average cost of capital determined by prevailing or benchmark market inputs. Other assumptions are determined with reference to external sources of information and use consistent and conservative estimates for variables such as terminal cash flow multiples.

The key assumptions used for assessing the recoverable amounts of all the Broking Division cash generating units are set out below:

Discount rate (post tax)	8.0%
Growth rate beyond five-year financial plan	4.0%

No reasonably possible change in assumptions would result in the recoverable amount of a cash generating unit being materially less than the carrying value of intangible assets and goodwill.

11.	Trade and other payables

2013 ‘000
Current
Trade payables – underwriters and brokers	486,887
Amounts payable to subsidiaries of Wesfarmers Ltd	39,694

526,581

The amounts payable to subsidiaries of Wesfarmers Ltd are non-interest bearing and are repayable on demand.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

12.	Borrowings

2013 ‘000
Current: unsecured
Premium funding borrowings (a)	137,763
Other non-interest bearing borrowings (b)	20,470
Other interest bearing borrowings (c)	290,150

448,383

(a)	This relates to floating rate loans provided to the Premium Funding entities within the Broking Division from various Wesfarmers Ltd group subsidiaries. The loans are issued at arm’s length on normal commercial terms and are backed by bank guarantees issued in favour of the lenders. Terms and interest rates on the various loans are as follows:

Loan	Weighted average interest rate	Loan term
Australian Loan 1	4.73%	On Call
Australian Loan 2	3.81%	On Call
NZ Loan	5.68%	On Call

On 16 June 2014, all loans owing to Wesfarmers Ltd group subsidiaries were repaid and replaced by external debt facilities (refer to note 17).

(b)	This relates to non-interest bearing loans provided to the Broking Division from various Wesfarmers Ltd group subsidiaries. Loans are unsecured with no specific repayment terms. Loans were fully repaid on 23 May 2014 (refer to note 17).

(c)	This relates to a floating rate loan provided to the Broking Division to fund its acquisition of Crombie Lockwood Holdings in 2007 from a Wesfarmers Ltd subsidiary at a weighted average interest rate of 4.36%. The loan is unsecured with no specific repayment terms. This loan was fully repaid on 23 May 2014 (refer to note 17).

13.	Provisions

Employee Entitlements ‘000
Balance at beginning of the year	22,716
Arising during the year	1,370
Foreign exchange movements	494

Balance at end of the year	24,580

Current	23,883
Non-Current	697

The provision for employee benefits represents annual leave, long services leave entitlements and incentives accrued by employees.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

14.	Financial risk management objectives and policies

The Broking Division’s principal financial instruments comprise borrowings from Wesfarmers Ltd subsidiaries, and cash and short-term deposits. The main purposes of these financial instruments is to raise finance for the Division’s operations or, in the cash of short-term deposits, to invest surplus funds. The Division has various other financial assets and liabilities such as trade receivables and trade payables, which arise directly from its operations. The main risks arising from the Division’s financial instruments are:

- Liquidity risk

- Market risk

- Credit risk

Details of the significant accounting policies and methods adopted, including the criteria for recognition, the basis of measurement and the basis on which income and expenses are recognised, in respect of each class of financial asset and financial liability, are disclosed in note 2 to the financial statements.

(a)   Liquidity Risk

Liquidity risk arises in the event that the financial assets/liabilities are not able to be realised/settled for the amount disclosed in the accounts on a timely basis. The Division considers the maturity of its financial assets and projected cash flows from operations to monitor liquidity risk.

Maturity of financial liabilities

The following table analyses the Division’s financial liabilities (excluding intercompany balances) into relevant maturity periods based on the remaining period at the reporting date to the contractual maturity date. The amounts disclosed are the contractual undiscounted cash flows and hence will not necessarily reconcile with the amounts disclosed in the balance sheet.

	<3 months,						Total
	or on	>3 < 6	> 6 < 12	> 1 < 2	> 2 < 3	> 3 < 4	Contractual
	demand	months	months	years	years	years	cash flows
	‘000	‘000	‘000	‘000	‘000	‘000	‘000
Trade and other payables	467,236	9,248	10,397	3,070	139	65	490,155
Borrowings	448,383	—	—	—	—	—	448,383

Total	915,619	9,248	10,397	3,070	139	65	938,538

(b)   Market Risk

Interest rate risk

The Division’s exposure to the risk of changes in market interest rates relates primarily to the Divisions debt obligations that have floating interest rates. The Division’s finance advances are at fixed interest rates and are therefore not exposed to interest rate risk. As at reporting date, the Division had the following financial assets and liabilities with exposure to interest rate risk.

	Balance	Weighted average
	‘000	interest rate
Financial assets
Cash and cash equivalents	297,725	2.84%
Financial liabilities
Borrowings	427,913	4.38%

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

14.	Financial risk management objectives and policies (continued)

(b)	Market Risk (continued)

The following sensitivity analysis shows the impact that a reasonably possible change in interest rates would have on Division profit after tax. The impact is determined by assessing the effect that such a reasonably possible change in interest rates would have had on the interest income/(expense). If interest rates had moved and with all other variables held constant, profit after tax would have been affected as follows:

Impact on
profit after tax
‘000
Australian variable interest rate + 100bps	(911)
Australian variable interest rate – 100bps	911

(c) Credit Risk

Credit risk is the risk that a contracting entity will not complete its obligations under a financial instrument or customer contract that will result in a financial loss to the Division. The Division is exposed to credit risk from its operating activities (primarily from customer receivables) and from its financing activities, including deposits with banks and financial institutions.

Credit risk related to trade and other receivables

Customer credit risk is managed by each business unit subject to established policies, procedures and controls relating to customer credit risk management. The Division trades with recognised, creditworthy third parties. Credit terms are generally 45 days for broking customers, and 10 months for premium funding finance advances. It is the Division’s policy that customers who wish to trade on credit terms are subject to credit verification procedures, including an assessment of their independent credit rating, financial position, past experience and industry reputation. In addition, trade and other receivables balances are monitored on an ongoing basis.

An impairment allowance is recognised when there is objective evidence that the Division will not be able to collect the debts. Financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered objective evidence of impairment. The Division’s exposure to bad debts is not significant and default rates have historically been very low. An aging of trade receivables past due is included in note 8.

Credit risk related to cash and cash equivalents

Cash and cash equivalents are deposited with Australian, New Zealand and UK banks. Investments are only made with approved counterparties or counterparties rated AA or higher by Standards & Poor’s. The maximum credit risk is the carrying value of cash and cash equivalents. Although there is a concentration of cash and cash equivalents with a major bank, credit risk is not considered significant.

(d) Fair values

The methods and assumptions used to estimate the fair value of financial instruments are as follows:

Cash and cash equivalents

The carrying amount is fair value due to the liquid nature of these assets.

Receivables/Payables (including finance advances)

Due to the short-term nature of these financial rights and obligations, their carrying amounts are estimated to represent their fair values.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

15.	Related party transactions

2013
‘000
Compensation of key management personnel
Short term employee benefits	3,328
Termination benefits	161
Other long term benefits	16
Share based payments	359

3,864

Key management personnel include the Executive Chairman of the Broking Division, Chief Executive Officer of Crombie Lockwood and Chief Officer of OAMPS Australia. As the Broking Division does not represent a separate legal entity as described in Note 1, there was no separate Board of Directors for the Broking Division for the year ended 30 June 2013.

Entities within the Broking Division rent premises on normal commercial terms from entities in which key management personnel are partners.

Related Party	Amounts incurred in 2013 ‘000	Outstanding balance year end ‘000
Oxford Productions No. 2 Limited	17	—
Crombie Lockwood McLean Partnership	61	—
Palmerston North CL Property Partnership	198	—

Purchases from related parties are made at arm’s length at normal market prices and on normal commercial terms. Outstanding balances at year end are unsecured, interest free and settlement occurs in cash. No related party balances have been forgiven or written off in the period to 30 June 2013.

16.	Contingencies and commitments

The directors are of the opinion that provisions are not required in respect of these matters, as it is not probable that a future sacrifice of economic benefits will be required or the amount is not capable of reliable measurement.

The Broking Division had contingent liabilities at 30 June 2013 in respect of:

Claims

The Broking Division had various outstanding legal claims in the ordinary course of the business which the Directors have reviewed in detail. Having regard to all known facts at this time and with the necessary insurance policies in place at balance date, the Directors do not anticipate any material losses in respect of these contingent liabilities.

Guarantees

Guarantees given in respect of the performance of its contracts to third parties and leases of rental premises amounting to $852,217.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

16.	Contingencies and commitments (continued)

Operating lease commitments

The Broking Division has entered into commercial leases on office, retail and distribution properties, motor vehicles and office equipment. The lease terms and implicit interest rates vary significantly. For the lease of buildings, the lease terms range from one year to 25 years and have various renewal or purchase options, escalation clauses, termination rights and residual liability clauses.

Future undiscounted minimum rentals payable under non-cancellable operating leases not included within this financial report were as follows:

2013
‘000
Within one year	9,532
Greater than one year but not more than five years	22,776
More than five years	1,542

33,850

Capital commitments

Commitments arising from contracts for capital expenditure contracted for at balance date not included in this financial report were as follows:

2013
‘000
Within one year	558

558

17.	Subsequent events

In January 2014 the Broking Division acquired the TCIS business in New Zealand for approximately A$3 million. On 23 May 2014, Arthur J. Gallagher Broking (NZ) Limited (formerly Wesfarmers Broking (NZ) Limited) received a capital injection of NZ$361.4 million from its immediate parent Wesfarmers Insurance Investments Pty Ltd. Arthur J. Gallagher Broking (NZ) Limited used these funds to repay the loan it owed to a Wesfarmers Ltd subsidiary in full (note 12).

On 13 June 2014, OAMPS Limited declared and paid a A$110 million dividend to its immediate parent, Wesfarmers Insurance Investments Pty Ltd.

On 13 June 2014, Arthur J. Gallagher Broking (NZ) Limited (formerly Wesfarmers Broking (NZ) Limited), declared and paid a NZ$25 million dividend to its immediate parent, Wesfarmers Insurance Investments Pty Ltd.

On 16 June 2014, the Broking Division was acquired by subsidiaries owned by Arthur J. Gallagher & Co. On this date, the Premium Funding entities loans owing to Wesfarmers Ltd group subsidiaries were repaid and replaced by external debt facilities.

Other than the matter noted above and throughout these financial statements, there have been no events subsequent to balance date which would have a material effect on the Broking Division’s combined financial report at 30 June 2013.

Ernst & Young 11 Mounts Bay Road Perth WA 6000 Australia GPO Box M939 Perth WA 6843	Tel: +61 8 9429 2222 Fax: +61 8 9429 2436 ey.com/au

Independent audit report to the Board of Directors of Arthur J Gallagher & Co

Report on the financial report

We have audited the accompanying combined financial statements of the Broking Division, which comprise the combined statement of financial position as of June 30, 2013, and the related combined statements of comprehensive income, changes in equity and cash flows for the year then ended, and the related notes to the combined financial statements of the entities described in Note 1.

Management’s responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Qualified Opinion

IAS 1 Presentation of Financial Statements requires that the combined financial statements be presented with comparative financial information. These combined financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X. Accordingly, no comparative financial information is presented.

A member firm of Ernst & Young Global Limited

Liability limited by a scheme approved under Professional Standards Legislation

Qualified Opinion

In our opinion, except for the omission of comparative information referred to in the Basis for Qualified Opinion paragraph above, the combined financial statements present fairly, in all material respects the combined financial position of the Broking Division at June 30, 2013, and combined results of its operations and its cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Ernst & Young

Ernst & Young

Perth, Australia

September 2, 2014

A member firm of Ernst & Young Global Limited

Liability limited by a scheme approved under Professional Standards Legislation

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